Exhibit 99.1

For Immediate Release
Tuesday, May 10, 2005
Contact: Martha Hill
Director of Investor Relations
703-679-4900

PEC Solutions, Inc. Postpones Annual Meeting Due to Recently Announced Tender Offer

Fairfax, Va. (May 10, 2005) — PEC Solutions, Inc. (NASDAQ NM: PECS), a professional technology services firm specializing in high-end e-Government solutions, today announced that its annual meeting of stockholders scheduled for May 25, 2005, would be postponed indefinitely due to the recently announced Agreement and Plan of Merger, dated April 25, 2005, among Nortel Networks Inc. (Nortel), PS Merger Sub, Inc. and PEC.

Nortel, through its wholly owned subsidiary, PS Merger Sub, recently commenced a tender offer for all of the outstanding shares of common stock of PEC for $15.50 per share, net to the seller in cash. Following completion of the tender offer, PS Merger Sub will be merged with and into PEC, and untendered shares of PEC will be converted into the right to receive US$15.50 per share in cash, without interest. Consummation of the transaction is subject to certain conditions, including the tender of a specified number of the shares of PEC, receipt of regulatory approvals, and other customary conditions. Accordingly, the annual meeting will be postponed indefinitely while the tender offer and merger are pending, and will be cancelled upon the successful completion of the merger.

About PEC Solutions, Inc.

PEC, founded in 1985, is a high-end professional services firm that is dedicated to helping government clients harness the power of advanced information technologies and effective management principles to improve mission performance. The company applies it expertise in providing secure, interoperable technology solutions for clients in homeland security, criminal justice and intelligence, defense, and civilian agencies within the federal government and at state and local levels. PEC is based in Fairfax County, Virginia, with offices around the United States. Visit the company on the Web at www.pec.com.

For more information, contact Martha Hill, PEC’s Director of Investor Relations, at 703-679-4900.

This announcement does not constitute an offer to purchase nor a solicitation of an offer to sell any securities. Any offers to purchase or solicitation of offers to sell are made only pursuant to the tender offer statement and a solicitation and recommendation statement filed with the Securities and Exchange Commission, as it may be amended. The tender offer statement (including an offer to purchase, a letter of transmittal and other documents) and the solicitation / recommendation statement contain important information and should be read carefully before any decision is made with respect to the tender offer. Those materials have been or will be made available to all stockholders of PEC at no expense to them. In addition, all of those materials (and all other documents filed with the SEC) are available at no charge at the SEC’s website (http://www.sec.gov). Georgeson Shareholder Communications is serving as Information Agent for the tender offer and PEC stockholders wishing to receive copies of the Offer to Purchase and other tender offer materials may contact Georgeson at (212) 440-9800 or toll-free at (800) 471-3042. American Stock Transfer Trust Company is serving as Depositary for the tender offer.

This press release contains various remarks about future expectations, plans and prospects of PEC Solutions, Inc. (“PEC”) that constitute forward-looking statements for purposes of the safe harbor provisions contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The actual results of PEC may differ materially from those indicated in these forward-looking statements as a result of various risks and uncertainties, including the following risks and uncertainties that relate specifically to the acquisition: (i) the risk that the acquired business will not be integrated successfully into PEC; (ii) the risk that the specific benefits of the acquisition may not be realized, including the realization of accretive effects from the acquisition. Other non-acquisition risks and uncertainties include: PEC’s ability to continue to implement its government technology solutions; PEC’s dependence on the federal government and state and local governments and other federal government contractors as its major customers; timely passage of components of the federal budget; timely obligations of funding by the federal and state governments; PEC’s dependence on procuring, pricing and performing short-term government contracts; PEC’s dependence on hiring and retaining qualified professionals; potential fluctuations in PEC’s quarterly operating results, including seasonal impacts; and PEC’s dependence on certain key employees. For further information about forward-looking statements and other specific risks and uncertainties, please refer to PEC’s recent SEC filings, including the company’s Annual Report on Form 10-K/A filed with the SEC on March 18, 2005, which are available on the company’s website (www.pec.com).